UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

 TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 20, 2007

POLYMER GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-14330	57-1003983
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

9335 Harris Corners Parkway, Suite 300
Charlotte, North Carolina	28269
(Address of Principal Executive Offices)	(Zip Code)

(704) 697-5100

(Registrant’s Telephone Number, Including Area Code)

 Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2007, the Board of Directors of Polymer Group, Inc. (the “Company”) appointed Robert J. Kocourek as Vice President and Chief Accounting Officer of the Company, effective immediately.  Mr. Kocourek assumes the responsibilities of the principal accounting officer, which duties were previously performed by Willis C. Moore III, the Company’s Vice President and Chief Financial Officer.  In his new role, Mr. Kocourek will continue to report to Mr. Moore, who will remain Vice President and Chief Financial Officer of the Company.

Mr. Kocourek, 54, previously served as Vice President, Corporate Finance and Treasurer since he joined the Company in May 2006. Prior to joining the Company, Mr. Kocourek assisted the Company in its Sarbanes-Oxley implementation efforts and other financial accounting and reporting projects as a consultant from November 2003 to May 2006. From January 2001 through September 2003, Mr. Kocourek was employed by Unifi, Inc., a publicly traded textile manufacturer, and held the positions of Director of Planning and Budgeting, Treasurer, and Vice President and Chief Financial Officer.

The Company previously entered into a Change in Control Severance Compensation Agreement with Mr. Kocourek on March 26, 2007, and which currently expires on December 31, 2007 and is subject to extension as described below.  The agreement terminates automatically upon the occurrence of a termination of employment for certain matters, including for Mr. Kocourek’s death, disability, attainment of retirement age, and performance-related matters. In the event of a change in control (as defined in the agreement), the agreement is automatically extended to the earlier of (i) one year from the date of the change in control, or (ii) Mr. Kocourek’s death, disability, or retirement.

Change in control benefits include, among other things, a lump sum cash payment equal to the sum of (i) 12 times Mr. Kocourek’s current monthly base salary and (ii) the greater of (x)  Mr. Kocourek’s annual bonus earned for the most recently completed fiscal year of the Company and (y) Mr. Kocourek’s annual target bonus for the year that includes the date of termination. Change in control benefits also include the immediate vesting of all unvested shares of restricted stock previously issued under the 2005 Stock Plan, continuation of life and medical insurance plans for a period of 12 months following the date of termination, payment of all reasonable legal fees and expenses incurred as a result of termination and payment of reasonable costs of outplacement services (not to exceed $15,000).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POLYMER GROUP, INC.

/s/ Willis C. Moore, III
Date: December 28, 2007	Willis C. Moore, III
Vice President and Chief Financial Officer